UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)           On November 10, 2004, Rockwood Specialties Group, Inc. (the “Company”) entered into an indenture dated November 10, 2004 (the “Indenture”) among the Company, the Guarantors named therein and The Bank of New York, as trustee (the “Trustee”) relating to its €375,000,000 aggregate principal amount of 7.625% senior subordinated notes due 2014 (the “Euro Notes”) and $200,000,000 aggregate principal amount of 7.500% senior subordinated notes due 2014 (the “Dollar Notes” and together with the Euro Notes, the “Notes”).  The Company sold the Notes in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were issued only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.  The material terms of the Indenture are described below under Item 2.03 and incorporated by reference into this Item 1.01.  The Indenture is filed as Exhibit 10.1 to this report.

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated November 10, 2004 (the “Registration Rights Agreement”) among the Company, the Guarantors named therein and Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., UBS Limited, Credit Suisse First Boston LLC and UBS Securities LLC, collectively as representatives of the several Purchasers named therein (the “Initial Purchasers).

Pursuant to the Registration Rights Agreement, the Company and the Guarantors will, at their own expense, (i) file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to an offer to exchange the Notes for new issues of equivalent notes registered under the Securities Act on or prior to 180 calendar days after the issue date; (ii) use their commercially reasonable efforts to cause such exchange offer registration statement to be declared effective by the SEC under the Securities Act on or prior to 270 calendar days after the issue date; and (iii) use their commercially reasonable efforts to consummate the exchange offer on or prior to 300 calendar days after the issue date.  Under some circumstances, in lieu of a registered exchange offer, the Company and the Guarantors have agreed to file a shelf registration statement with respect to the  resale of the Notes and to use their commercially reasonable efforts to keep effective the shelf registration statement until the earlier of two years after its issue date or such shorter period ending when all Notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement or when the Notes are no longer restricted securities (as defined under Rule 144 under the Securities Act).  The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.  The description set forth above is qualified in its entirety by the Registration Rights Agreement, which is filed herewith as Exhibit 10.2.

ITEM 2.03.                    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(a)           Under the terms of the Indenture, the Euro Notes bear an interest rate of 7.625% per year and the Dollar Notes bear an interest rate of 7.500% per year. Interest on the Notes is payable on May 15 and November 15 of each year, commencing on May 15, 2005, and the Notes mature on November 15, 2014.  All payments on the Notes are jointly and severally guaranteed on a senior subordinated unsecured basis by certain of the Company’s domestic subsidiaries.

At any time on or prior to November 15, 2007, the Company may redeem up to 40% of the aggregate principal amount of the Euro Notes at a redemption price equal to 107.625% of the aggregate principal amount thereof and up to 40% of the aggregate principal amount of the Dollar Notes at a redemption price equal to 107.500% of the aggregate principal amount thereof, in each case, plus accrued and unpaid interest thereon and Additional Interest (as such term is defined in the Indenture), if any, to the redemption date, with the net proceeds of one or more equity offerings of the Company or any direct or indirect parent of the Company to the extent such proceeds are contributed to the Company; provided that, at least 60% of the aggregate principal amount of the Euro Notes originally issued under the Indenture and any Additional Euro Notes (as defined below) issued under the Indenture remains outstanding immediately after each such redemption and at least 60% of the aggregate principal amount of the Dollar Notes originally issued under the Indenture and any Additional Dollar Notes (as defined below) issued under the Indenture remains outstanding immediately after each such redemption.  Before November 15, 2009, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium (as such term is defined in the Indenture) as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption.  On and after November 15, 2009, the Company may redeem some or all of the Euro Notes at redemption prices (expressed as percentages of principal amount) equal to 103.813% for the twelve-month period beginning on November 15, 2009; 102.542% for the twelve-month period beginning on November 15, 2010; 101.271% for the twelve-month period beginning on November 15, 2011; and 100.00% for the twelve-month period beginning on November 15, 2012 and thereafter, plus accrued and unpaid interest and Additional Interest, if any.  On and after November 15, 2009, the Company may redeem some or all of the Dollar Notes at redemption prices (expressed as percentages of principal amount) equal to 103.750% for the twelve-month period beginning on November 15, 2009; 102.500% for the twelve-month period beginning on November 15, 2010; 101.250% for the twelve-month period beginning on November 15, 2011; and 100.00% for the twelve-month period beginning on November 15, 2012 and thereafter, plus accrued and unpaid interest and Additional Interest, if any.

The Indenture restricts the Company’s ability, and the ability of certain subsidiaries, to: (1) incur additional indebtedness; (2) pay dividends or make other distributions or repurchase stock; (3) make investments; (4) create liens; (5) transfer or sell assets; (6) restrict dividends or other payments to the Company; (7) guarantee indebtedness; (8) engage in transactions with affiliates; and (9) merge or consolidate with other companies or sell substantially all of the Company’s assets.  These covenants are subject to a number of important exceptions and limitations.

The Indenture provides that the Company may, subject to compliance under certain covenants, issue additional euro notes (the “Additional Euro Notes”) having identical terms and conditions as the Euro Notes and additional dollar notes (the “Additional Dollar Notes”) having identical terms and conditions as the Dollar Notes; provided that, the aggregate principal amount, including the Notes, issued under the Indenture does not exceed $1,000 million.

The following events constitute events of default under the Indenture: (1) default in payment of principal and premium, if any, when due and payable; (2) default for 30 days or more in the payment of interest when due; (3) failure by the Company or any Guarantor for 30 days after receipt of written notice given by the Trustee or the holders of the Notes of at least 30% in principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (4) cross-default or cross-acceleration under any mortgage, indenture or other instruments under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any Restricted Subsidiary (as defined in the Indenture) or the payment of which is guaranteed by the Company or any Restricted Subsidiary, which exceed $35.0 million or more at any one time outstanding; (5) failure by the Company or any Significant Subsidiary (as defined in the Indenture) to pay final judgments aggregating in excess of $35.0 million, which final judgments remain unpaid for a period of more than 60 days; (6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; or (7) the guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void.

The description set forth above is qualified in its entirety by the Indenture, which is filed herewith as an exhibit.

ITEM 9.01                                       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Indenture, dated as of November 10, 2004, among the Company, the Guarantors named therein and The Bank of New York, as Trustee.

10.2

Registration Rights Agreement, dated as of November 10, 2004, among the Company, the Guarantors named therein and Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., UBS Limited, Credit Suisse First Boston LLC, UBS Securities LLC, BNP Paribas Securities Corp., ING Financial Markets LLC, NatCity Investments, Inc., Rabo Securities USA, Inc. and WestLB AG, London Branch, as the Initial Purchasers.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: November 12, 2004